UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
February 18, 2009
(Date of Report - date of earliest event reported)
BROOKFIELD HOMES CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-31524	37-1446709
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or Organization)		Identification No.)

8500 Executive Park Avenue	22031
Suite 300	(Zip Code)
Fairfax, Virginia
(Address of Principal Executive Offices)
(703) 270-1700
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On February 18, 2009, Brookfield Homes Corporation (the “Company”) filed with the Secretary of State of the State of Delaware an Amended and Restated Certificate of Designations (the “Certificate of Designations”) with respect to the creation of a series of 8% Convertible Preferred Stock, Series A, par value $0.01 per share, with an initial stated value of $25.00 per share (the “Preferred Stock”). The Preferred Stock consists of 10,000,000 shares, and has the powers, designations, preferences and relative, participating, optional and other rights and the qualifications, limitations and restrictions thereof as are set forth in the Company’s Amended and Restated Certificate of Incorporation and in the Certificate of Designations.
The following is a summary of the material terms of the Preferred Stock, which summary does not purport to be complete and is qualified in its entirety by reference to the Certificate of Designations, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is hereby incorporated by reference in this Item 5.03:
•	The Preferred Stock will rank prior to the Company’s common stock, both as to payment of dividends and as to distributions of assets upon the liquidation, dissolution or winding up of the Company, whether voluntary or involuntary.

•	Holders of Preferred Stock will be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for such purpose, dividends at the rate of 8% of the stated value per share per year. Dividends will be fully cumulative, will accumulate without interest from the date of original issuance and will be payable semi-annually in arrears. The stated value may be adjusted from time to time as set forth in the Certificate of Designations.

•	Dividends on the Preferred Stock may be paid, at the election of the Company, in cash, shares of common stock or a combination of cash and shares of common stock. Where the Company elects to pay dividends in shares of common stock, the number of shares to be so issued will be determined as set forth in the Certificate of Designations.

•	The Preferred Stock will initially be convertible into shares of common stock of the Company at the rate of 3.571428571 shares of common stock per share of Preferred Stock. The conversion rate may be adjusted from time to time as set forth in the Certificate of Designations.

•	The Preferred Stock will not be redeemable by the Corporation or upon the request of the holders of the Preferred Stock, nor will the Preferred Stock be exchangeable for other capital stock or indebtedness of the Company or other property.

•	In the event that at any time on or after June 30, 2014, the average of the “volume weighted closing price” (as defined in the Certificate of Designations) of the common stock of the Company over the 90 consecutive trading days immediately prior to the date of determination is greater than $14.00 per share of common stock, as adjusted in accordance with the Certificate of Designations, the Company may, at its option, elect that all, but not less than all, outstanding shares of Preferred Stock be automatically converted into shares of common stock at the then effective conversion rate.

•	The holders of Preferred Stock will generally not have any voting rights.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits:
     3.1      Amended and Restated Certificate of Designations for 8% Convertible Preferred Stock, Series A.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: February 24, 2009

BROOKFIELD HOMES CORPORATION
By:	/s/ CRAIG J. LAURIE
Craig L. Laurie
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit

3.1	Amended and Restated Certificate of Designations for 8% Convertible Preferred Stock, Series A